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                                                           EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Rhythms NetConnections Inc. of our report dated March 13, 1998, except as to Note 3 which is as of October 15, 1998, relating to the financial statements of the issuer, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Diego, California
October 15, 1998